UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549
                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934


Filed  by  the  Registrant                            [ ]
Filed  by  a  Party  other  than  the  Registrant     [x]

Check  the  appropriate  box:

[ ]     Preliminary  Proxy  Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[x]     Definitive  Proxy  Statement
[ ]     Definitive  Additional  Materials
[ ]     Soliciting  Material  Under  Rule  14a-12

                              EQUIDYNE CORPORATION
                (Name of Registrant as Specified in its Charter)

                                MFC BANCORP LTD.
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment  of  Filing  Fee  (Check  appropriate  box):

[x]     No  fee  required.
[ ]     Fee  computed  on  table  below  per Exchange Act Rules 14a-6(i)(4) and
        0-11.
        1)     Title  of  each  class  of  securities  to  which  transaction applies:
        2)     Aggregate  number  of  securities  to  which  transaction
               applies:
        3)     Per unit price or other underlying value of transaction
               computed pursuant to  Exchange  Act  Rule  0-11  (Set
               forth the amount on which the filing fee is calculated
               and  state  how  it  was  determined):
        4)     Proposed  maximum  aggregate  value  of  transaction:
        5)     Total  fee  paid:
[ ]     Fee  paid  previously  with  preliminary  materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
        1)     Amount  Previously  Paid:
        2)     Form,  Schedule  or  Registration  Statement  No.:
        3)     Filing  Party:
        4)     Date  Filed:

August  20,  2003

                                 PROXY STATEMENT
                                       OF
                                MFC BANCORP LTD.
                                 RELATING TO THE
                     2003 ANNUAL MEETING OF STOCKHOLDERS OF
                              EQUIDYNE CORPORATION

           PLEASE SIGN, DATE AND RETURN THE ENCLOSED GREEN PROXY CARD

TO  THE  STOCKHOLDERS  OF  EQUIDYNE  CORPORATION:

This proxy statement (the "Proxy Statement") and the enclosed green proxy card are being furnished by MFC Bancorp Ltd. ("MFC", "we" or "us") for the solicitation of proxies from you, the holders of the shares of common stock of Equidyne Corporation ("Equidyne" or the "Company"), to be voted at Equidyne's 2003 annual meeting of stockholders to be held at 10:00 a.m. local time on September 9, 2003 at the offices of Richards, Layton & Finger, P.A., One Rodney Square, 3rd Floor, Wilmington, Delaware 19899, including any adjournments, postponements, continuance or rescheduling thereof and any special meeting called in lieu thereof (the "Annual Meeting").

We  are  soliciting  your  proxy  to  vote  on  the  following  proposals  (the
"Proposals"):

     ELECTION OF DIRECTORS: To elect Michael J. Smith, Roy Zanatta, Mark Steinley and Greg Elderkin (the "MFC Nominees") to serve as the directors of the Company until their respective successors are duly elected and qualified or their earlier resignation or removal;

     REVOCATION OF BYLAWS: To adopt the following stockholders' resolution regarding Equidyne's Amended and Restated Bylaws (the "Bylaws") (which we will refer to as the "Bylaw Revocation Proposal"):

          RESOLVED, that each and every provision of the Amended and Restated Bylaws of Equidyne Corporation adopted on or after May 1, 2003 and prior to the adoption of this resolution is hereby repealed;

     RATIFICATION OF ACCOUNTANTS: To vote for the ratification of KBA Group LLP ("KBA") as Equidyne's independent public accountants for the fiscal year ending July 31, 2003; and

     AGAINST ADJOURNMENT OF THE ANNUAL MEETING: To vote AGAINST any
                                                        -------
     proposal to grant Equidyne's management the authority to adjourn the Annual Meeting to solicit additional proxies.

            THIS SOLICITATION IS BEING MADE BY MFC AND NOT ON BEHALF
                                                       ---
                  OF EQUIDYNE OR THE CURRENT BOARD OF DIRECTORS

MFC is not aware of any other proposals to be brought before the Annual Meeting. However, should other proposals be properly brought before the Annual Meeting, the proxies named on the enclosed green proxy card will vote on such matters in their discretion.

We are soliciting proxies for use at the Annual Meeting. Pursuant to an August 13, 2003 decision by Vice Chancellor Strine of the Delaware Court of Chancery, the Annual Meeting will be held on September 9, 2003, with a record date of July 14, 2003 for determining those stockholders entitled to receive notice of and vote at the Annual Meeting (the "Record Date"). Stockholders of record at the close of business on the Record Date will be entitled to one vote at the Annual Meeting for each share of Equidyne common stock held on the Record Date. We are asking you to mark, sign and date the enclosed green proxy card and return it in the enclosed, postage-paid envelope to our proxy solicitor, Georgeson Shareholder Communications Inc., as set forth below. We beneficially own approximately 8.7% of the Company's common stock and intend to vote our shares FOR the MFC Nominees; FOR the Bylaw Revocation Proposal; FOR the ratification of KBA as Equidyne's independent accountants; and AGAINST granting Equidyne's management the authority to adjourn the Annual Meeting.

ANY PERSON WHO HELD SHARES OF EQUIDYNE COMMON STOCK ON THE RECORD DATE MAY GIVE A PROXY. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, WE URGE YOU TO SIGN AND DATE THE ENCLOSED GREEN PROXY CARD AND RETURN IT IN THE POSTAGE-PAID ENVELOPE PROVIDED.

YOUR LATEST-DATED PROXY IS THE ONLY ONE THAT COUNTS, SO YOU MAY RETURN THE GREEN PROXY CARD EVEN IF YOU HAVE ALREADY DELIVERED A PROXY. WE URGE YOU NOT TO RETURN ANY WHITE PROXY CARD SENT TO YOU BY EQUIDYNE OR EQUIDYNE'S CURRENT BOARD OF DIRECTORS (THE "CURRENT BOARD").

This Proxy Statement and the enclosed green proxy card are first being sent or given to stockholders of Equidyne on or about August 20, 2003.

                             YOUR VOTE IS IMPORTANT!

               TO VOTE ON THE PROPOSALS, PLEASE DO THE FOLLOWING:

* If you hold your shares of Equidyne common stock in your own name, please SIGN, DATE and MAIL or hand-deliver the enclosed green proxy card today in the enclosed postage-paid envelope to our proxy solicitor, Georgeson Shareholder Communications Inc., at the address below.

* If you hold your shares of Equidyne common stock in the name of one or more brokerage firms, banks or nominees, only they can exercise voting rights with respect to your shares, and then only upon receipt of your specific instructions. Accordingly, it is critical that you promptly contact the person responsible for your account and give instructions to SIGN, DATE and MAIL (or fax both sides of) the GREEN proxy card representing your shares to our proxy solicitor. We urge you to confirm in writing your instructions to the person responsible for your account and to provide a copy of those instructions to us in care of Georgeson Shareholder Communications Inc., who is assisting in this solicitation, at the address and telephone numbers below and on the back cover of this Proxy Statement, so that we will be aware of all instructions and can attempt to ensure that such instructions are followed.

IF YOU HAVE ANY QUESTIONS OR REQUIRE ANY ASSISTANCE IN EXECUTING OR DELIVERING YOUR PROXY OR VOTING INSTRUCTIONS, PLEASE WRITE OR CALL:

                    Georgeson Shareholder Communications Inc.
                           17 State Street, 10th Floor
                            New York, New York  10004
                   Stockholders Call Toll Free: (877) 668-1646
                Banks, Brokerage Firms and Overseas Stockholders,
                      Please Call Collect:  (212) 440-9800

                                TABLE OF CONTENTS
                                -----------------

ITEM                                                             PAGE
----                                                             ----

Questions  and  Answers  about  this  Proxy  Statement              1

Information  Regarding  Forward-Looking  Statements                 6

Reasons  for  this  Proxy  Solicitation                             6
     Poor  Recent  Operating  Results                               7
     Excessive  Management  Compensation                            8
     Lack  of  Stock  Ownership  By  Management                     8
     Management  Entrenchment                                       9

We  Believe  New  Leadership  Can  Make  Equidyne  Succeed          9

Additional  Information  Regarding  the  Proposals                  10
     Proposal  1:  Election  of  the  MFC  Nominees                 10
     Proposal  2:  Repeal  of  Bylaws  Adopted  on  or  after
      May  1,  2003                                                 11
     Proposal 3: Ratification of KBA as Equidyne's Independent
      Accountants for Fiscal 2003                                   12
     Proposal  4:  To  Vote  Against  Adjournment  of  the
      Annual  Meeting                                               12

Information  About  the  MFC  Nominees                              13

Voting  Securities                                                  15

Litigation                                                          16

Solicitation                                                        16

Stockholder  Proposals                                              17

Appraisal  Rights                                                   17

Reimbursement  of  Costs                                            17

Special  Instructions                                               17

Other  Matters  to  be  Voted  Upon                                 18

Further  Information                                                19

Annex  I  -  Information  Concerning  The  Company                  I-1

Annex  II  -  Security Ownership of Certain Beneficial
  Owners and the Company's Officers  and  Directors                 II-1

Annex  III  -  Information  Concerning  MFC  Bancorp  Ltd.
  and the MFC Nominees                                              III-1

Appendix  -  Green  Proxy  Card

QUESTIONS  AND  ANSWERS  ABOUT  THIS  PROXY  STATEMENT

Q:     WHO  IS  MAKING  THE  PROXY  SOLICITATION?

A:     This  proxy  solicitation  is  being made by MFC.  MFC beneficially owns approximately 8.7% of the Company's common stock. For more information about MFC, please refer to Annex III hereto. For more information on Equidyne, please refer to Annex I hereto.

Q:     WHAT  ARE  WE  PROPOSING?

A:     You  are  being  asked  for  a  proxy  to  be  voted:

*     In favor of electing  the MFC Nominees to serve as the directors of
      -----------
Equidyne. The MFC Nominees together have over 30 years of management experience advising and restructuring troubled enterprises;

*     In favor of approving  the  following  resolution:
      -----------

RESOLVED, that each and every provision of the Amended and Restated Bylaws of Equidyne adopted on or after May 1, 2003 and prior to the adoption of this resolution, is hereby repealed;

*     In favor of ratifying  the  appointment  of  KBA  as  Equidyne's
      -----------
independent public accountants for  the  fiscal year ending  July 31, 2003; and

*     Against any proposal to grant Equidyne's management the authority to
      -------
adjourn the Annual Meeting to solicit additional proxies.

Q:     WHY  ARE  WE  SOLICITING  YOUR  PROXY?

A:     We are soliciting your proxy to replace Equidyne's Current Board, whom we believe are at least partially responsible for the Company's poor performance. Our beliefs are based on the following, among other things:

* For the nine months ended April 30, 2003, the Company's net sales were only $65,000,(1) which we believe indicates a minimal level of business activity. Nonetheless, the Company continued to incur losses throughout the 2003 fiscal year, including an operating loss of $687,000 for the three months ended April 30, 2003 and an operating loss of $2,584,000 for the nine months ended
April  30,  2003.(2)

* The Company's stock price has decreased by approximately 50% from December 31, 2001, the date Marcus R. Rowan became the Chief Executive Officer and Mark Myers became the President, to July 31, 2003.(3) Since Mr. Rowan took over as the Company's CEO, the Company's market capitalization has decreased from more than $14 million to approximately $7.3 million as at July 31, 2003.(4)

---------------
(1)    Source:   Quarterly  Report  on  Form 10-QSB for the quarter ended April
                 30,  2003  filed  by  Equidyne  June  13,  2003.
(2)    Source:   Quarterly  Report  on  Form 10-QSB for the quarter ended April
                 30,  2003  filed  by  Equidyne  June  13,  2003.
(3)    Source:   American  Stock  Exchange  website.
(4)    Source:   Based  on  14,984,803  shares  outstanding  as of December 31,
                 2001, as reported in the Company's Quarterly Reports on Form 10-QSB filed on December 17, 2001 and March 18, 2002, and a share price of $0.95 per share on December 31, 2001;
                 and 14,984,803 shares outstanding as of July 31, 2003 as reported in the Preliminary Proxy Statement on Schedule 14A filed by Equidyne on August 1, 2003, and a share price of $0.49 per share on July 31, 2003.

* Management and the Current Board together own only 148,300 Equidyne shares of record, representing less than 1% of Equidyne's issued and outstanding stock.(5)

* We believe that management compensation is excessive for a company with the size and circumstances of Equidyne. The Company's Chief Executive Officer, President and Chief Financial Officer received more than $800,000 in aggregate salaries and bonuses for the fiscal year ended July 31, 2003.(6) Mr. Rowan's base salary is $260,500; his total compensation for fiscal 2003 was $355,451, including a bonus of over $102,000.(7) Mr. Rowan was also paid bonuses and additional compensation of over $190,000 in fiscal 2002, and $80,000 when he was appointed Chief Executive Officer in December 2001.(8) Mr. Myers' base salary is $198,000; his total compensation for fiscal 2003 was $268,782, including a bonus of $77,000.(9)

* The Company, in our belief, has performed very poorly, but despite this in January 2003 the Current Board issued to the Company's Chief Executive Officer and President an aggregate of 630,000 stock options at an exercise price of only $0.34 per share.(10) This price equals approximately one-third of the Company's book value per share as set out in the Quarterly Report on Form 10-QSB for the period ended January 31, 2003, and is among the lowest market values of the shares for the entire month of January 2003. This issuance is in addition to an issuance of 1,050,000 options to the same two persons in December 2001 when they were appointed to their positions.(11)

* Since the management changes in December 2001, management has failed to generate new revenue streams from the Company's existing technologies or to successfully develop new business opportunities for the Company. Though the Company has announced that it is seeking diversification strategies not necessarily related to the medical field,(12) it has not announced any transactions or material developments in this regard. In the meantime, overhead expenses and losses, which we believe are excessive given the Company's total revenues, have continued to deplete its capital base. For example, total operating expenses were 49 times greater than sales for the three months ended April 30, 2003 ($682,000 in operating expenses against only $14,000 in net sales)(13) and 40 times greater than sales for the nine months ended April 30, 2003 ($2,579,000 in operating expenses against only $65,000 in net sales).(14) Further, management has not explained what investment expertise it purports to have. If the Company pursues an investment strategy to create stockholder value, we believe it should be overseen by directors with substantial investment expertise, such as the MFC Nominees.

---------------
(5)     Source:   Preliminary  Proxy Statement on Schedule 14A filed by Equidyne on  August  1,  2003.
(6)     Source:   Preliminary  Proxy Statement on Schedule 14A filed by Equidyne on  August  1,  2003.
(7)     Source:   Preliminary  Proxy Statement on Schedule 14A filed by Equidyne on  August  1,  2003.
(8)     Source:   Annual  Report  on  Form 10-KSB for the fiscal year ended July
                  31,  2002  filed  by  Equidyne  on  October  28,  2002.
(9)     Source:   Preliminary  Proxy Statement on Schedule 14A filed by Equidyne on  August  1,  2003.
(10)    Source:   Form  4  filed by Marcus Rowan and Form 4 filed by Mark Myers on  January  30,  2003.
(11)    Source:   Annual  Report  on Form 10-KSB for the fiscal year ended July
                  31,  2002  filed  by  Equidyne  on  October  28,  2002.
(12)    Source:   Annual  Report  on Form 10-KSB for the fiscal year ended July
                  31,  2002  filed  by  Equidyne  on  October  28,  2003.
(13)    Source:   Quarterly  Report  on Form 10-QSB for the quarter ended April
                  30,  2003  filed  by  Equidyne  on  June  13,  2003.
(14)    Source:   Quarterly  Report  on Form 10-QSB for the quarter ended April
                  30,  2003  filed  by  Equidyne  on  June  13,  2003.

* On January 21, 2003 the Current Board amended the Amended and Restated Bylaws of Equidyne (the "Bylaws"), revoking stockholders' right to call a special meeting and reducing the maximum permitted number of directors from ten to seven, among other changes. We believe these changes disadvantage stockholders by making it more difficult to unseat entrenched leadership.(15)

Q:     WHO  ARE  THE  MFC  NOMINEES?

A:     The  MFC  Nominees  are  Michael J. Smith, Roy Zanatta, Mark Steinley and
Greg Elderkin. None of the MFC Nominees presently serves the Company in any capacity. The principal occupation and business experience of each MFC Nominee is set forth in this Proxy Statement under the section entitled "Information About the MFC Nominees" on page 13, which we urge you to read. As shown therein, the MFC Nominees are qualified individuals who, combined, possess over 30 years of management experience advising and restructuring troubled enterprises.

Q:     IF  THE MFC NOMINEES ARE ELECTED, WHO WILL BE THE OFFICERS OF THE COMPANY
AND  WHAT  WILL  THEIR  COMPENSATION  BE?

A: If the MFC Nominees are elected, we expect that they will terminate the employment of Marcus R. Rowan as Equidyne's Chief Executive Officer and Mark C. Myers as its President. According to Equidyne's public filings with the Securities and Exchange Commission (the "SEC"), Mr. Rowan's annual base salary is $260,500 and Mr. Myers' annual base salary is $198,000.(16) For the fiscal year ended July 31, 2003 Equidyne reported that Mr. Rowan received $355,451 in total cash compensation(17) and options to purchase 450,000 shares at an exercise price of only $0.34 per share.(18) Mr. Myers received approximately $268,782 in total cash compensation(19) and options to purchase 180,000 shares at an exercise price of only $0.34 per share.(20)

We expect that the MFC Nominees would appoint Michael J. Smith as Chairman and Chief Executive Officer and Roy Zanatta as Secretary. Neither Mr. Smith nor Mr. Zanatta would draw a salary or accrue any compensation until at least such time as the Company consummates a transaction or becomes active in a new business venture or activity.

---------------
(15) MFC had no ownership interest in Equidyne on January 21, 2003 and acquired its beneficial ownership interest of the shares of Equidyne with knowledge of the By1aw amendments. See the discussion of the Bylaw Revocation Proposal at page 11 for additional information.
(16)     Source:   Preliminary Proxy Statement on Schedule 14A filed by Equidyne on  August  1,  2003.
(17)     Source:   Preliminary Proxy Statement on Schedule 14A filed by Equidyne on  August  1,  2003.
(18)     Source:   Form  4  filed  by  Marcus  Rowan  on  January  30,  2003.
(19)     Source:   Preliminary Proxy Statement on Schedule 14A filed by Equidyne on  August  1,  2003.
(20)     Source:   Form  4  filed  by  Mark  Myers  on  January  30,  2003.

Q:     HOW  WOULD  THE  MFC  NOMINEES  AND  NEW MANAGEMENT IMPROVE THE COMPANY'S
PERFORMANCE?

A: The MFC Nominees have extensive business experience, particularly in the restructuring of troubled companies. For a discussion of the background of the MFC Nominees, please refer to "Information About the MFC Nominees" on page 13. If elected, the MFC Nominees will attempt to enhance stockholder value by:

* preserving the Company's cash by minimizing overhead expenses through the elimination of excessive management salaries and the minimization of other overhead expenses;

* discontinuing investments and expenses related to the needle free industry, other than those which the MFC Nominees believe will realistically produce an attractive return through the realization of value from the Company's existing technologies; and

* seeking new business opportunities, investments and acquisitions so as to utilize the Company's capital and public listing to earn a return on the Company's capital.

If elected, the MFC Nominees will owe a fiduciary duty to the Company and its stockholders, and therefore cannot guarantee that these fiduciary duties will not prevent the implementation of plans that are currently proposed.

Q:     WHO  CAN  VOTE  AT  THE  ANNUAL  MEETING?

A:     The  Record Date is July 14, 2003.  If you owned shares of the Company on
July 14, 2003 you have the right to vote at the Annual Meeting, even if you disposed of some or all of your shares after that date.

Q:     HOW  MANY  SHARES  MUST BE VOTED IN FAVOR OF THE PROPOSALS TO ADOPT THEM?

A: At the Annual Meeting, all elections or questions other than the election of directors will be decided by a majority of votes cast of shares present in person or represented by proxy. Thus the Bylaw Revocation Proposal, the ratification of KBA as Equidyne's independent accountants and the proposal to grant Equidyne's management the authority to adjourn the Annual Meeting require majority approval at the Annual Meeting. For the election of directors, a plurality of votes cast of shares present in person or represented by proxy at the Annual Meeting and entitled to vote for the election of directors shall be sufficient to elect directors. Thus, candidates for director receiving the highest number of votes will be elected, even if such candidates do not receive a majority of votes cast.

Pursuant  to  an  August  13,  2003  decision  by  Vice Chancellor Strine of the
Delaware Court of Chancery, the shares of stock represented in person or by proxy and entitled to vote at the Annual Meeting shall constitute a quorum for the purpose of the Annual Meeting, notwithstanding any provision in the Bylaws to the contrary. For more information about Vice Chancellor Strine's decision, please see "REASONS FOR THIS PROXY SOLICITATION" on page 6.

Q:     HOW  DO  I  VOTE?

A: If you hold your shares of Equidyne common stock in your own name, please SIGN, DATE and MAIL or hand-deliver the enclosed GREEN proxy card today in the enclosed postage-paid envelope to our proxy solicitor, Georgeson Shareholder Communications Inc., at 17 State Street, 10th Floor, New York, New York, 10004.

If you hold your shares of Equidyne common stock in the name of one or more brokerage firms, banks or nominees, only they can exercise voting rights with respect to your shares, and then only upon receipt of your specific instructions. Accordingly, it is critical that you promptly contact the person responsible for your account and give instructions to SIGN, DATE and MAIL the GREEN proxy card representing your shares to Georgeson Shareholder Communications Inc. We urge you to confirm in writing your instructions to the person responsible for your account and to provide a copy of those instructions to us in care of Georgeson Shareholder Communications Inc., who is assisting in this solicitation, at the address and telephone numbers set forth below and on the back cover of this Proxy Statement, so that we will be aware of all instructions and can attempt to ensure that such instructions are followed.

Q:     CAN  I  REVOKE  MY  PROXY?

A:     You  may  revoke  an  executed  proxy  card at any time before the Annual
Meeting  by:

* marking, dating, signing and delivering a written revocation to our proxy solicitor, Georgeson Shareholder Communications Inc., at 17 State Street, 10th Floor, New York, New York, 10004, with a copy to MFC Bancorp Ltd. at Suite 1620
-  400  Burrard Street, Vancouver, British Columbia, Canada, V6C 3A6, Attention:
Roy Zanatta/Rene Randall, facsimile (604) 683-3205. A revocation may be in any written form signed by the record holder as long as it clearly states that the proxy previously given is no longer effective;

* delivering a subsequent and properly completed and dated proxy in opposition to an earlier proxy; or

*     attending  the  Annual  Meeting  and  voting  your  shares  in  person.

Although a revocation is also effective if delivered to the Company, we request that either the original or photostatic copies of all revocations of proxies be promptly mailed or delivered to our proxy solicitor at the address or facsimile number on page 19 of this Proxy Statement so that we will be aware of all revocations. Revocations sent to the Company may be delivered to its business office, which, according to its SEC filings, is located at 11300 Sorrento Valley Road, Suite 255, San Diego, CA 92121, or to any other address provided by the Company.

Q:     WHOM  CAN  I  CALL  WITH  QUESTIONS  ABOUT  THE PROXY SOLICITATION OR THE
PROPOSALS?

A:     Please  call Georgeson Shareholder Communications Inc. toll free at (877)
668-1646.

                INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

This Proxy Statement may contain forward-looking statements. Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current information. They use words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. In particular, these include statements relating to:

     *     future  actions;
     *     prospective  services;
     *     future  performance  or  results  of  anticipated  sales  efforts;
     *     potential  growth  and  performance  of  Equidyne;  and
     *     projected  operating  results.

Any and all forward-looking statements in this Proxy Statement can be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties. Consequently, no forward-looking statement can be guaranteed. Because these statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by the forward-looking statements. We caution you not to place undue reliance on the statements, which speak only as of the date of this Proxy Statement. The cautionary statements contained or referred to in this section should be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue.

                       REASONS FOR THIS PROXY SOLICITATION

We are soliciting your proxy to vote for the Proposals because we believe, based in part on the following, that the Current Board and senior management are at least partially responsible for the Company's recent poor performance and should be replaced.

On May 2, 2003, we advised Equidyne of our intention to nominate directors and otherwise solicit proxies for the upcoming Annual Meeting. On May 9, 2003, Equidyne advised us that it will mail our materials in connection with such solicitation. On May 24, 2003, the Current Board and the Company were again advised of our intention to nominate a slate of persons for election as directors. In that letter we also demanded that the Current Board: (i) agree not to undertake any steps outside of the ordinary course until the conclusion of the Annual Meeting; (ii) announce a date for the Annual Meeting; (iii) co-operate in the selection of an independent chairman and scrutineer for the Annual Meeting; and (iv) provide us a list of stockholders and non-objecting beneficial holders. On May 26, 2003, we formally demanded the right to inspect and make copies of the books and records of Equidyne, including its stockholders' list and other materials. Having received no response to our various demands and requests, further letters were sent on June 12, 2003 and July 11, 2003 reiterating our request for the stockholders' list and other materials.

On June 24, 2003, we applied to the Delaware Court of Chancery for an order requiring Equidyne to: (i) schedule an annual meeting pursuant to Section 211 of the Delaware General Corporation Law ("DGCL"); and (ii) produce information regarding the Company's stockholders pursuant to Section 220 of the DGCL. On July 22, 2003 Equidyne agreed to provide MFC with the stockholder information and MFC withdrew its Section 220 claim.

The Section 211 matter was heard on July 30, 2003 by Vice Chancellor Strine, who on August 13, 2003 issued an injunction ordering: (i) Equidyne to hold the Annual Meeting on September 9, 2003, with July 14, 2003 as the Record Date; and
(ii)  that  the Annual Meeting would be held subject to the quorum provisions of
Section 211 of the DGCL. Section 211 provides that when the Court of Chancery orders an annual meeting, "the shares of stock represented at the meeting in person or by proxy, and entitled to vote thereat, shall constitute a quorum for the purpose of such meeting, notwithstanding any provision of the certificate of incorporation or bylaws to the contrary." Therefore, the quorum requirements set forth in Equidyne's Bylaws will not apply at the Annual Meeting, and whatever shares of stock are represented at the Annual Meeting, either in person or by proxy, shall constitute a quorum.

POOR  RECENT  OPERATING  RESULTS

As noted above, we believe the Company's recent financial performance has been poor, as evidenced by the following:

* For the nine months ended April 30, 2003, the Company's net sales were only $65,000,(21) which we believe indicates a minimal level of business activity. Nonetheless, the Company continued to incur losses throughout the 2003 fiscal year, including an operating loss of $687,000 for the three months ended April 30, 2003 and an operating loss of $2,584,000 for the nine months ended
April  30,  2003.(22)

* The Company's stock price has decreased by approximately 50% from December 31, 2001, the date Marcus R. Rowan became the Chief Executive Officer and Mark Myers became the President, to July 31, 2003.(23) Since Mr. Rowan took over as the Company's CEO, the Company's market capitalization has decreased from more than $14 million to approximately $7.3 million as at July 31, 2003.(24)

* Since the management changes in December 2001, management has failed to generate new revenue streams from the Company's existing technologies or to successfully develop new business opportunities for the Company. Though the Company has announced that it is seeking diversification strategies not necessarily related to the medical field,(25) it has not announced any transactions or material developments in this regard. In the meantime, overhead expenses and losses, which we believe are excessive given the Company's total revenues, have continued to deplete its capital base. For example, total operating expenses were 49 times greater than sales for the three months

---------------
(21)     Source:   Quarterly  Report  on Form 10-QSB for the quarter ended April
                   30,  2003  filed  by  Equidyne  on  June  13,  2003.
(22)     Source:   Quarterly  Report  on Form 10-QSB for the quarter ended April
                   30,  2003  filed  by  Equidyne  on  June  13,  2003.
(23)     Source:   American  Stock  Exchange  website.
(24)     Source:   Based  on  14,984,803  shares outstanding as of December 31,
                   2001,  as  reported  in  the Company's Quarterly Reports on
                   Form 10-QSB filed on December 17,  2001  and March 18, 2002, and a share price of $0.95 per share on December  31,  2001;
                   and  14,984,803  shares outstanding as of July 31, 2003 as reported in the Preliminary Proxy Statement on Schedule 14A filed by Equidyne on August  1,  2003,  and  a  share price of  $0.49  per  share on July 31, 2003.
(25)     Source:   Annual Report on Form 10-KSB for the fiscal year ended July
                   31,  2002  filed  by  Equidyne  on  October 28, 2002.

ended April 30, 2003 ($682,000 in operating expenses against only $14,000 in net sales)(26) and 40 times greater than sales for the nine months ended April 30, 2003 ($2,579,000 in operating expenses against only $65,000 in net sales).(27) Further, management has not explained what investment expertise it purports to have. If the Company pursues an investment strategy to create stockholder value, we believe it should be overseen by directors with substantial investment expertise such as the MFC Nominees.

EXCESSIVE  MANAGEMENT  COMPENSATION

* We believe that management compensation is excessive for a company with the size and circumstances of Equidyne. The Company's Chief Executive Officer, President and Chief Financial Officer received more than $800,000 in aggregate salaries and bonuses for the fiscal year ended July 31, 2003. Mr. Rowan's base salary is $260,500; his total compensation for fiscal 2003 was $355,451, including a bonus of over $102,000.(28) Mr. Rowan was also paid bonuses and additional compensation of over $190,000 in fiscal 2002,(29) and $80,000 when he was appointed Chief Executive Officer in December 2001.(30) Mr. Myers' base salary is $198,000; his total compensation for fiscal 2003 was $268,782, including a bonus of $77,000.(31)

* The Company, in our belief, has performed very poorly, but despite this in January 2003 the Current Board issued to the Company's Chief Executive Officer and President an aggregate of 630,000 stock options at an exercise price of only $0.34 per share.(32) This price equals approximately one-third of the Company's book value per share as set out in the Quarterly Report on Form 10-QSB for the period ended January 31, 2003 and is among the lowest market values of the shares in the entire month of January 2003. This issuance is in addition to an issuance of 1,050,000 options to the same two persons in December 2001 when they were appointed to their positions.(33)

LACK  OF  STOCK  OWNERSHIP  BY  MANAGEMENT

* Management and the Current Board together own only 148,300 shares of record, representing less than 1% of Equidyne's issued and outstanding stock, and have not exercised their options to purchase approximately 1,707,513 Equidyne shares. MFC beneficially owns 1,304,233 Equidyne shares, consisting of an economic interest in 100 shares of which MFC is the registered holder and 1,304,133 shares owned by Concord

---------------
(26)     Source:   Quarterly Report on Form 10-QSB for the quarter ended April
                   30,  2003  filed  by  Equidyne  on  June  13,  2003.
(27)     Source:   Quarterly Report on Form 10-QSB for the quarter ended April
                   30,  2003  filed  by  Equidyne  on  June  13,  2003.
(28)     Source:   Preliminary Proxy Statement on Schedule 14A filed by Equidyne on  August  1,  2003.
(29)     Source:   Annual  Report  on Form 10-KSB for the fiscal year ended July
                   31,  2002  filed  by  Equidyne  on  October  28,  2002.
(30)     Source:   Annual  Report  on Form 10-KSB for the fiscal year ended July
                   31,  2002  filed  by  Equidyne  on  October  28,  2002.
(31)     Source:   Preliminary Proxy Statement on Schedule 14A filed by Equidyne on  August  1,  2003.
(32)     Source:   Form  4  filed by Marcus Rowan and Form 4 filed by Mark Myers on  January  30,  2003.
(33)     Source:   Annual  Report  on Form 10-KSB for the fiscal year ended July
                   31,  2002  filed  by  Equidyne  on  October  28,  2002.

Effekten AG ("Concord") over which MFC exercises voting rights. MFC has an option to acquire 485,844 of these shares from Concord for an exercise price of $0.45 per share. Other than this option, MFC has no economic interest in the Equidyne shares owned by Concord. MFC is also funding this solicitation and is assuming the risks of and financial responsibility for any potential litigation which may arise in connection with the solicitation.

Although there can be no assurance that our MFC Nominees will succeed in their efforts, we believe they can create stockholder value by drawing from their experience restructuring troubled enterprises. We believe that we can create long term stockholder value by minimizing overhead expenses and pursuing new business activities and acquisitions.

MANAGEMENT  ENTRENCHMENT

On January 21, 2003 the Current Board approved changes to the Bylaws which we believe reduced the Current Board's accountability to the stockholders.(34) Among other changes, the Current Board:

* eliminated the Bylaws' requirement that the annual meetings of stockholders be held (an annual meeting must now be held only if required by applicable law; Equidyne is a Delaware corporation and is required to hold annual meetings pursuant to Section 211 of the DGCL);

*     eliminated  stockholders'  power  to  call  a  special  meeting;

* eliminated stockholders' power to set the number of directors by resolution; and

*     reduced the maximum  number of  directors from ten (10) to seven (7).(35)

We believe the Bylaws were amended as an entrenchment technique and diminish stockholder value by discouraging leadership changes that could be beneficial to Equidyne's share price or business operations. We believe that, by amending the Bylaws, the Current Board has taken significant defensive steps to entrench itself and to ward off challenges, which may not be in the best interests of stockholders.

               WE BELIEVE NEW LEADERSHIP CAN MAKE EQUIDYNE SUCCEED

We believe that the Current Board has totally failed to preserve or enhance stockholder value. Most recently, Equidyne reported an operating loss of $2,584,000 for the nine months ended April 30, 2003 in its Quarterly Report on Form 10-QSB filed with the SEC on June 13, 2003.

If elected, the MFC Nominees intend to seek new business opportunities for Equidyne. Although the MFC Nominees have indicated that they will implement this strategic business plan if elected, we cannot guarantee that the Company's operating performance will improve or that its profitability will be restored. In addition, if elected, the MFC Nominees will owe a fiduciary duty to the Company and the stockholders, and therefore, cannot guarantee that these fiduciary duties will not prevent the implementation of plans that are currently proposed.

---------------
(34) MFC had no ownership interest in Equidyne on January 21, 2003 and acquired its beneficial ownership interest of the shares of
       Equidyne with knowledge  of the By1aw amendments.   See the discussion
       of the Bylaw Revocation Proposal  at  page  11  for  additional information.
(35)   Source:   Exhibit  3.2 of the Form 8-K filed by Equidyne on January 27,
                 2003.

                 ADDITIONAL INFORMATION REGARDING THE PROPOSALS

PROPOSAL  1:  ELECTION  OF  THE  MFC  NOMINEES

MFC is proposing that Equidyne's stockholders elect the MFC Nominees to Equidyne's board of directors at the Annual Meeting. Each MFC Nominee has consented to being named in this Proxy Statement and our other solicitation materials and to serve as a director, if elected, until the next annual meeting of the Company's stockholders or until his successor has been elected and qualified. The Bylaws provide that the board of directors shall determine the number of directors eligible for election, which is currently four according to Equidyne's preliminary proxy statement on Schedule 14A dated August 18, 2003 (the "Preliminary Management Proxy"). The Bylaws also provide that a single class of directors will be elected at each annual meeting and hold office until the following annual meeting or until their successors are elected and qualified. If elected, the MFC Nominees would serve together as a single class of directors in accordance with the Bylaws.

Our primary purpose in seeking to elect the MFC Nominees is to help turn Equidyne around and enhance the value of the Company for the benefit of all stockholders. If elected, the MFC Nominees would be responsible for appointing new management to operate Equidyne. In addition the MFC Nominees will owe a fiduciary duty to the Company and its stockholders if elected, and therefore cannot guarantee that these fiduciary duties will not prevent the implementation of plans that are currently proposed.

Although each MFC Nominee has consented to serve as a director if elected and we have no reason to believe that any of the MFC Nominees may be unable or unwilling to serve, if any MFC Nominee is unable to serve as a director of Equidyne due to death, disability or otherwise, the remaining MFC Nominees may designate another person or persons to replace the nominee or nominees unable to serve.

The name, age and present principal occupation of each of the MFC Nominees is as follows:

Michael J. Smith, age 55, is the President and Chief Executive Officer and a director of MFC. Mr. Smith's principal business address is Floor 21, Millennium Tower, Handelskai 94-96, A-1200, Vienna, Austria.

Roy Zanatta, age 39, is the Secretary of MFC. Mr. Zanatta's principal business address is 1620-400 Burrard Street, Vancouver, British Columbia, Canada, V6C 3A6.

Mark Steinley, age 40, is an independent consultant. Mr. Steinley's principal business address is 3915 East Broadway Boulevard, Fourth Floor, Tucson, AZ 85711.

Greg Elderkin, age 39, is the Executive Vice-President and a director of Pacific West Brokerage, Inc. Mr. Elderkin's principal business address is 555 South Renton Village Place, Suite 700, Renton, WA 98055.

In addition, if the MFC Nominees are elected, it is expected that Mr. Smith, age 55, will be appointed to serve as Equidyne's Chief Executive Officer. Mr. Smith, as the President and Chief Executive Officer of MFC, has extensive experience in restructuring companies to enhance stockholder value. For further information about MFC and Mr. Smith please refer to Annex III hereto.

The foregoing information has been furnished to us by the respective MFC Nominees. Annex III contains additional information about the MFC Nominees required to be disclosed under Regulation 14A of the Securities Exchange Act of 1934, as amended. It is expected that each MFC Nominee, if elected, will thereafter be reimbursed by Equidyne for reasonable out-of-pocket expenses incurred in the performance of his services as a director. The MFC Nominees will also be entitled to indemnification by the Company in accordance with the Bylaws and the DGCL.

The green proxy card delivered with this Proxy Statement provides each stockholder with the opportunity to designate any of the MFC Nominees whom he or she does not desire to elect. WE URGE YOU TO VOTE FOR ALL OF THE MFC NOMINEES ON THE GREEN PROXY CARD DELIVERED WITH THIS PROXY STATEMENT.

WE BELIEVE THAT IT IS IN THE BEST INTERESTS OF THE STOCKHOLDERS OF EQUIDYNE TO ELECT THE MFC NOMINEES AT THE ANNUAL MEETING. WE STRONGLY RECOMMEND THAT YOU VOTE "FOR" THE ELECTION OF THE MFC NOMINEES.

PROPOSAL  2:  REPEAL  OF  BYLAWS  ADOPTED  ON  OR  AFTER  MAY  1,  2003

The Company's stockholders are being asked to adopt the following resolution, which would repeal any amendments to the Bylaws adopted by the Current Board on or after May 1, 2003 and prior the adoption of this resolution:

   RESOLVED, that each and every provision of the Amended and Restated Bylaws of Equidyne Corporation adopted on or after May 1, 2003 and prior to the adoption of this resolution is hereby repealed.

We do not intend to exercise discretion in this regard. Although this Bylaw Revocation Proposal, if adopted, will repeal every Bylaw amendment adopted by the Current Board since May 1, 2003, it is not part of a plan to remove all anti-takeover devices available to the Company, and we believe the MFC Nominees do not have any present intention to make other proposals which would remove other anti-takeover measures. Rather, it is designed to prevent the Current Board from taking actions to amend the Bylaws to attempt to nullify or delay the actions taken by you under this Proxy Statement or to create new obstacles to your ability to freely elect a board which we believe represents your best interests. We chose the May 1, 2003 date because on May 2, 2003 we gave our notice of intention to bring business before the Annual Meeting to the Company in accordance with the Bylaws. Based on publicly available information, we are not aware of any amendments to the Bylaws that have been adopted or proposed since May 1, 2003. The Bylaws in force on May 1, 2003 were last amended on January 21, 2003 and filed as Exhibit 3.2 to the Company's current report on Form 8-K on January 27, 2003. MFC acquired beneficial ownership of its shares of the Company with knowledge of the Bylaw amendments. We do not seek to repeal the January 21, 2003 Bylaw amendments.

The approval of the Bylaw Revocation Proposal could result in the repeal of newly adopted Bylaws which may be in the best interests of stockholders, although we believe that such a possibility is unlikely in view of the fact that the Current Board has not disclosed any such Bylaw amendments. Except for the proposed actions described in this Proxy Statement, the MFC Nominees, if elected, do not intend to take any other action that would remove other anti-takeover measures or render them ineffective. MFC intends to distribute to the stockholders of the Company supplemental materials in the event that the Current Board amends the Bylaws after the date of this Proxy Statement and such amendments are made available to us or the general public (which amendments the Bylaw Revocation Proposal, if approved, would repeal).

WE RECOMMEND THAT STOCKHOLDERS OF EQUIDYNE VOTE "FOR" THE APPROVAL OF THE BYLAW REVOCATION PROPOSAL.

PROPOSAL 3: RATIFICATION OF KBA AS EQUIDNYE'S INDEPENDENT ACCOUNTANTS FOR FISCAL 2003

The Preliminary Management Proxy sets forth a proposal that the Company's stockholders vote at the Annual Meeting to ratify the appointment of KBA as Equidyne's independent accountants. According to the Preliminary Management Proxy, Equidyne's audit committee has selected KBA as Equidyne's independent public accountants for fiscal 2003. The Preliminary Management Proxy states that stockholder ratification is not required for the selection of KBA since the audit committee has the responsibility for selecting Equidyne's independent auditors, but that the selection is nonetheless being submitted to the stockholders for ratification at the Annual Meeting. According to the Preliminary Management Proxy, if the appointment of KBA is not ratified by the stockholders, the audit committee will reevaluate its decision. For more information about the appointment and ratification of KBA, please see the Preliminary Management Proxy.

WE RECOMMEND THAT THE STOCKHOLDERS OF EQUIDYNE VOTE "FOR" THE APPROVAL OF KBA GROUP LLP AS EQUIDYNE'S INDEPENDENT ACCOUNTANTS.

PROPOSAL  4:  TO  VOTE  AGAINST  ADJOURNMENT  OF  THE  ANNUAL  MEETING

The Delaware Court of Chancery ruled that the Annual Meeting shall be held on September 9, 2003. The Preliminary Management Proxy proposes that stockholders vote to grant Equidyne's management the authority to adjourn the Annual Meeting to solicit additional proxies. We do not believe that an adjournment of the Annual Meeting would benefit stockholders in any way.

WE RECOMMEND THAT THE STOCKHOLDERS OF EQUIDYNE VOTE "AGAINST" GRANTING
                                                     -------
EQUIDYNE'S MANAGEMENT THE AUTHORITY TO ADJOURN THE ANNUAL MEETING.

                                INFORMATION ABOUT
                                THE MFC NOMINEES

The following table sets forth the principal business address, present occupation or employment and the number and percentage of outstanding shares of the Company's common stock beneficially owned by us and each of the MFC Nominees as of the Record Date. Each of the MFC Nominees has provided written consent to: (i) participate as a nominee in MFC's solicitation of proxies from the stockholders of Equidyne in connection with the Annual Meeting; (ii) be nominated for election as a director at the Annual Meeting and any adjournment, postponement, continuance or rescheduling thereof; and (iii) serve as a director of Equidyne if elected at the Annual Meeting and/or any adjournment, postponement, continuance or rescheduling thereof.


NAME,
AGE AND                     PRESENT PRINCIPAL OCCUPATION           NUMBER OF SHARES         PERCENTAGE
BUSINESS ADDRESS            AND FIVE-YEAR BUSINESS EXPERIENCE      BENEFICIALLY OWNED       OF CLASS
----------------            ---------------------------------      ------------------       -----------

Michael J. Smith (55)       Mr. Smith is the President, Chief         1,304,233(1)             8.7%
Floor 21                    Executive Officer and a director
Millenium Tower             of MFC, a Nasdaq National Market
Handelskai 94-96            quoted company.  Mr.  Smith  has
A-1200 Vienna,              been  the  President  and  Chief
Austria                     Executive  Officer  of MFC since
                            1996 and a director since  1986.
                            Mr.  Smith is also a director of
                            TriMaine  Holdings, Inc., (which
                            is  listed  on  the  OTC),  the
                            President,  Chief  Executive
                            Officer, Chief Financial Officer
                            and a director of Cybernet Internet
                            Services, Inc. and a member of the
                            management board of DTA Holding
                            Aktiengesellschaft,  a  Nasdaq
                            Smallcap Market quoted company.

Roy  Zanatta  (39)          Mr.  Zanatta is the Secretary of MFC.     1,304,233(1)               8.7%
1620 - 400 Burrard          Mr. Zanatta  has  been an employee of
Street                      MFC  since  1993  and  has  been  the
Vancouver,                  Secretary of MFC since 1996.  Mr. Zanatta
British Columbia            is  also a director of TriMaine
Canada  V6C  3A6            Holdings, Inc.  Formerly, Mr. Zanatta
                            consulted for and  held  positions  with
                            the British Columbia Hydro and Power
                            Authority,  the  Canadian  Standards
                            Association  and  Atomic  Energy  of
                            Canada Ltd. Mr.  Zanatta  earned  a
                            B.A.Sc.  degree  in 1987 from the
                            University of British Columbia (Canada)
                            and an MBA in 1991 from McGill
                            University (Canada).



NAME,
AGE AND                     PRESENT PRINCIPAL OCCUPATION           NUMBER OF SHARES         PERCENTAGE
BUSINESS ADDRESS            AND FIVE-YEAR BUSINESS EXPERIENCE      BENEFICIALLY OWNED       OF CLASS
----------------            ---------------------------------      ------------------       -----------

Mark  Steinley  (40)        Mr.  Steinley  is an independent          None                     N/A
3915  E  Broadway           consultant with experience in private
Boulevard,                  equity  and  both  the  traditional
Fourth  Floor               and alternative energy generation
Tucson  AZ  85711           industries.  Mr. Steinley has an MBA
                            from the Marriott School of Management
                            at Brigham Young University  and  a
                            Bachelor  of  Science  in Electrical
                            Engineering  from the University  of
                            Saskatchewan.  Previously, Mr. Steinley
                            was a Partner with KBM Energy Partners,
                            President and Chief Executive Officer of
                            Angstrom Power Inc., the  Director of
                            Equity Investments at Chrysalix Energy
                            L.P.  and  the  Director  of  Project
                            Development and Equity Investment at
                            ABB Equity Ventures.

Greg  Elderkin (39)         Mr. Elderkin is the Executive               None                     N/A
555  S.  Renton             Vice-President and a director of
Village  Place              Pacific West Brokerage, Inc.
Suite  700                  Mr.  Elderkin  has  held
Renton,  Washington         these positions  since  1989.  In
98055                       addition,  Mr.  Elderkin  is  a
                            co-founder and director of the SFG
                            Funds, a private real  estate lending
                            organization, and a director of Med Net
                            International Ltd., a Toronto Stock
                            Exchange listed company and a member
                            of the supervisory board of DTA Holding
                            Aktiengesellschaft, a Nasdaq Smallcap
                            Market quoted company.

---------------
1 MFC owns 100 of these shares directly and has the right to vote 1,304,133 shares owned by Concord pursuant to a voting agreement. For more information on this agreement, please refer to Annex III hereto. MFC has an option to purchase 485,844 of Concord's shares at an exercise price of $0.45 per share, but other than this option, MFC has no other economic interest in Concord's shares.

Under applicable regulations of the SEC, MFC and the MFC Nominees are deemed "participants" in this proxy solicitation. Certain other information about MFC and the MFC Nominees and any transactions between any of them and the Company are set forth in the attached Annex III. No persons other than those named in this Proxy Statement will participate in the proxy solicitation. Concord may also be deemed to be a "participant" as a result of an agreement it entered into with MFC pursuant to which MFC was granted the voting rights over the shares of common stock of Equidyne beneficially owned by Concord. On April 30, 2003, MFC and Concord entered into an agreement pursuant to which Concord agreed that, with relation to the Annual Meeting of stockholders of Equidyne and any other meeting of the Company or any adjournment or postponement held prior to June 30, 2004, Concord would provide to MFC, upon request, any proxies or otherwise take such actions as may be required or desirable to vote the common stock of Equidyne owned by Concord at the time of such meeting in favor of any nominees for election as directors of Equidyne put forth by MFC and otherwise vote such common stock as directed by MFC with respect to any proposal before the stockholders of the Company. In addition to being granted the voting rights over the shares held by Concord, MFC was also granted an option to purchase up to 485,844 of the shares held by Concord, which option is exercisable at any time until earlier of the date that is 60 days after the date of the Annual Meeting and August 31, 2003, for an exercise price of $0.45 per share. MFC was also granted a right of first refusal pursuant to and for the term of the agreement to purchase all, but not less than all, of any shares which Concord proposes to sell to an arm's length purchaser.

The MFC Nominees will not receive any compensation from MFC for their services as directors of Equidyne. MFC has agreed to indemnify all of the MFC Nominees against any costs, expenses and other liabilities associated with their nomination and the election contest.

The MFC Nominees will owe a fiduciary duty to the Company and its stockholders if elected, and therefore cannot guarantee that these fiduciary duties will not prevent the implementation of plans that are currently proposed.

According to the Company's public filings with the SEC, directors of Equidyne who are not employees of the Company receive $2,000 for each meeting attended and all directors of the Company are reimbursed by the Company for travel and other expenses incurred in connection with their services as directors. MFC disclaims any responsibility for the accuracy of the foregoing information, which has been extracted from the Company's public filings with the SEC.

MFC does not expect that any of the MFC Nominees will be unable to stand for election, but in that event, the shares represented by the enclosed green proxy card will be voted in each such case for a substitute nominee selected by MFC. MFC reserves the right to nominate substitute or additional persons if the Company makes or announces any changes to its Bylaws or takes or announces any other action that has, or if consummated would have, the effect of disqualifying any or all of the MFC Nominees. MFC expressly reserves this right without prejudice to any position MFC may take that such action by Equidyne or its board of directors constitutes an unlawful manipulation of Equidyne's corporate machinery to disenfranchise the Company's stockholders. In any such case, shares represented by the enclosed green proxy card will be voted for all such substitute or additional nominees selected by MFC.

In accordance with applicable regulations of the SEC, the green proxy card affords each stockholder the opportunity to designate the names of any of the MFC Nominees whom he or she does not wish to elect. Notwithstanding the foregoing, we urge stockholders to vote for all of the MFC Nominees on the enclosed green proxy card. The persons named as proxies in the enclosed green proxy card will vote, in their discretion, for each of the MFC Nominees who is nominated for election and for whom authority has not been withheld.

                                VOTING SECURITIES

According to the Company's certificate of incorporation, Equidyne's shares of common stock constitute its only class of outstanding voting securities. Accordingly, only the holders of the Company's common stock as of the Record
Date are entitled to execute proxies. The Record Date for determining stockholders entitled to vote is July 14, 2003. As of the Record Date, there were 14,984,803 shares of the Company's common stock issued and outstanding according to the Company's SEC filings. We believe that there are no other classes of common stock and no shares of preferred stock outstanding. Each outstanding share of common stock as of the Record Date is entitled to one vote at the Annual Meeting. Stockholders of Equidyne do not have cumulative voting rights, which means that your shares are voted separately for each Proposal.

Pursuant to Article III, Section 2 and Article II, Section 7 of the Bylaws, at each meeting of stockholders of the Company for the election of directors at which a quorum is present, the persons receiving a plurality of votes cast of persons present in person or represented by proxy at the meeting and entitled to vote for the election of directors shall be elected as directors. All other matters require approval of a majority of votes cast of shares represented at the meeting in person or by proxy and entitled to vote on the matter. Abstentions and broker non-votes will not be counted for determining the number of votes cast. Because directors are elected by a plurality of votes cast and all other matters are determined by a majority of votes cast, abstentions and broker non-votes will have no effect.

Pursuant  to  an  agreement  between  MFC  and  Concord dated April 30, 2003, we exercise voting control over 1,304,233 shares of the Company's common stock as of the date hereof, representing approximately 8.7% of the issued and outstanding shares. Under this agreement, MFC also has the option to purchase up to 485,844 shares of common stock of Equidyne. We intend to vote for the MFC
                                                                     ---
Nominees;  for  the  Bylaw  Revocation  Proposal; for the ratification of KBA as
           ---                                    ---
Equidyne's  independent public accountants for fiscal 2003; and against granting
                                                                -------
Equidyne's management the authority to adjourn the Annual Meeting to solicit additional proxies. For more information about the security ownership of certain beneficial owners and the Company's officers and directors, please refer to Annex II attached hereto.

                                   LITIGATION

As of the date of this Proxy Statement, there are no material pending legal proceedings in which MFC, any MFC Nominee or Georgeson Shareholder Communications Inc. or any of their respective associates is a party adverse to Equidyne or any of its affiliates, or in which MFC, any MFC Nominee or any solicitor or any of their respective associates has an interest adverse to Equidyne or any of its affiliates.

                                  SOLICITATION

The solicitation of proxies pursuant to this Proxy Statement is being made by MFC. The MFC Nominees may also assist us in soliciting proxies from the Company's stockholders. Proxies may be solicited by mail, advertisement, telephone or telecopier and in person. No one will receive additional compensation for such solicitation.

In addition, we have retained Georgeson Shareholder Communications Inc. as our proxy solicitor to assist in the solicitation, for which services Georgeson Shareholder Communications Inc. will be paid an initial fee of $25,000, plus $2,500 for tabulation expenses and a $10,000 success fee and will be reimbursed for its reasonable out-of-pocket expenses. It is anticipated that Georgeson Shareholder Communications Inc. will employ approximately 25 persons to solicit Equidyne stockholders.

Banks, brokers, custodians, the MFC Nominees and fiduciaries will be requested to forward solicitation materials to the beneficial owners of shares of the Company's common stock. We will reimburse banks, brokers, custodians, the MFC Nominees and fiduciaries for their reasonable expenses for sending solicitation materials to the beneficial owners. The cost of the solicitation of proxies will initially be borne by us. We intend to seek reimbursement from the Company for the costs of this proxy solicitation if we are successful in obtaining requisite proxies for our Proposals since we believe the purpose of our Proposals in this Proxy Statement is to advance the interests of all of the Company's stockholders. If such reimbursement is sought, the question of whether such reimbursement will be made will not be submitted to stockholders but will be submitted to the board of directors for final decision. Any MFC employees or directors serving on the Equidyne board at the time will abstain from any board vote on this matter. Greg Elderkin and Mark Steinley are independent of MFC and, if elected, could vote with regard to reimbursement of expenses incurred in the solicitation. Costs related to the solicitation of proxies include expenditures for attorneys, proxy solicitors, litigation, printing, postage, and related expenses and filing fees and are expected to aggregate approximately

$275,000, of which approximately $75,000 has been spent to date. The portion of such costs allocable solely to the solicitation of proxies to our Proposals is not readily determinable.

                              STOCKHOLDER PROPOSALS

Equidyne's definitive Proxy Statement on Schedule 14A, dated May 1, 2002, set July 30, 2002 as the deadline by which proposals by the Company's stockholders that are intended to be presented by such stockholders at the Annual Meeting were to be received by the Company in order to be considered for inclusion in Equidyne's proxy statement and form of proxy relating to the Annual Meeting. However, in the event that the Annual Meeting is held more than 30 days after May 28, 2003, the deadline is required to be extended until a reasonable time before the Company begins to print and mail its proxy materials. In its press release announcing that the Annual Meeting will be held September 9, 2003, Equidyne stated that stockholder notice of intention to bring business before the Annual Meeting would be considered untimely unless delivered on or before July 11, 2003. According to the Preliminary Management Proxy, as of July 31, 2003 Equidyne did not know of any matters to be brought before the Annual Meeting by stockholders other than those brought by MFC.

                                APPRAISAL RIGHTS

Holders of Equidyne common stock do not have dissenters' appraisal rights under Delaware law in connection with the election of directors; the Bylaw Revocation Proposal; the ratification of the appointment of KBA as Equidyne's independent public accountants for fiscal 2003; or the proposed vote regarding authority to adjourn the Annual Meeting to solicit additional proxies.

                             REIMBURSEMENT OF COSTS

If the MFC Nominees are elected, we intend to seek reimbursement from the Company for our costs since we believe the purpose of this Proxy Statement is to advance the interests of all of the Company's stockholders. We estimate that the cost of our solicitation efforts will be approximately $275,000. If such reimbursement was to occur, it would have the effect of a one-time, non-recurring expense and would reduce the Company's working capital.

Other than the foregoing, we are not aware of any other adverse consequences that would result from the election of the MFC Nominees pursuant to this Proxy Statement.

                              SPECIAL INSTRUCTIONS

IMPORTANT: IF YOU HOLD SHARES THROUGH A BROKER OR BANK, ONLY THEY CAN EXECUTE A PROXY ON YOUR BEHALF. PLEASE CONTACT THE PERSON RESPONSIBLE FOR YOUR ACCOUNT AND INSTRUCT THEM TO EXECUTE A PROXY ON YOUR BEHALF TODAY.

If your shares of the Company's common stock are held in "street-name" only your bank or broker can execute a proxy on your behalf, and then only upon receipt of your specific instructions. Please SIGN, DATE and RETURN the enclosed GREEN proxy instruction form to your bank or broker today in the postage-paid envelope provided. To ensure that your proxy is effective, please also contact the persons responsible for your account and instruct them to execute a green proxy card on your behalf. We urge you to confirm your instructions in writing to the persons responsible for your account and provide a copy of those instructions to us in care of Georgeson Shareholder Communications Inc. at the address set forth below so that we will be aware of all instructions given and can attempt to ensure that such instructions are followed.

We urge you NOT to sign any white proxy card for Equidyne's Current Board and management. If you have already signed a white proxy card you may revoke it by signing a green proxy card for the election of the MFC Nominees; for the Bylaw Revocation Proposal; the ratification of KBA as Equidyne's independent public accountants for fiscal 2003; and against granting Equidyne's management the authority to adjourn the Annual Meeting to solicit additional proxies.

WE URGE YOU TO DATE, SIGN AND RETURN THE ENCLOSED GREEN PROXY IN THE ENCLOSED ENVELOPE.

YOUR VOTE IS IMPORTANT. PLEASE MARK, SIGN, AND DATE THE ENCLOSED GREEN PROXY AND RETURN IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE PROMPTLY OR MAIL THE CARD TODAY AT THE ADDRESS STATED BELOW.

                         OTHER MATTERS TO BE VOTED UPON

Except for the election of directors of Equidyne; the approval of the Bylaw Revocation Proposal; the ratification of KBA as Equidyne's independent public Accountants; and the proposal to grant Equidyne's management the authority to adjourn the Annual Meeting to solicit additional proxies, MFC is not aware of any other matter to be presented for consideration at the Annual Meeting. However, if any other matter properly comes before the Annual Meeting, the persons named as proxies by MFC will exercise their discretionary authority to vote on such matters in accordance with their best judgment. As of the date of this Proxy Statement, Equidyne has not yet filed its definitive proxy materials, in which management may propose additional matters to be voted on at the Annual Meeting. Equidyne's Bylaws provide that any stockholder intending to bring business before the annual meeting must deliver notice of such intention to Equidyne not less than 60 days before the date of the Annual Meeting. In its press release announcing that the Annual Meeting will be held September 9, 2003, Equidyne stated that such stockholder notices would be considered untimely unless delivered on or before July 11, 2003. Equidyne stated that, other than matters discussed in the Preliminary Management Proxy, as of July 31, 2003 it does not intend to bring any other matter before the Annual Meeting and does not know of any other matter to be brought before the meeting.

                               FURTHER INFORMATION

If you have any questions or require any assistance in executing or delivering your green proxy card, please write to, or call:

     Georgeson  Shareholder  Communications  Inc.
     17  State  Street,  10th  Floor
     New  York,  New  York  10004

     Toll  Free:  (877)  668-1646

     Banks,  Brokerage  Firms  and  Overseas  Stockholders,
     Telephone:  (212)  440-9800  (Call  Collect)

     or

     MFC  Bancorp  Ltd.
     c/o  1620  -  400  Burrard  Street
     Vancouver,  British  Columbia
     Canada  V6A  3A6

     Telephone:  (604)  683-8286  (Call  Collect)

Dated:  August  20,  2003

                                     ANNEX I

                       INFORMATION CONCERNING THE COMPANY

According to the Company's public filings with the SEC, Equidyne's business address is:

     Equidyne  Corporation
     11300  Sorrento  Valley  Road
     Suite  255
     San  Diego,  California  92121

Equidyne's definitive proxy statement is required to set forth information regarding: (i) the beneficial ownership of securities of Equidyne by: (A) any person known to Equidyne to beneficially own 5% or more of any class of voting securities of Equidyne; (B) each director and executive officer of Equidyne; and
(C) all directors and executive officers of Equidyne as a group; (ii) Equidyne's directors and management, including information relating to management compensation; and (iii) the procedures for submitting stockholder proposals for consideration at the 2004 annual meeting of stockholders of Equidyne. Except as is otherwise disclosed herein, reference is hereby made to such aforementioned information which, to the extent it may be deemed required, is incorporated herein.

Except as otherwise noted herein, the information in this Proxy Statement concerning Equidyne has been taken from or is based upon documents and records on file with the SEC and other publicly available information. Although MFC does not have any knowledge indicating that any statement contained herein is untrue, we do not take any responsibility for the accuracy or completeness of statements taken from public documents and records that were not prepared by, or on behalf of, MFC, or for any failure by Equidyne to disclose events that may affect the significance or accuracy of such information.

                                     ANNEX II

               SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
                      THE COMPANY'S OFFICERS AND DIRECTORS

The following table sets forth certain information with regard to the beneficial ownership of the Company's common stock as of July 31, 2003 so far as can be determined from Equidyne's public filings with the SEC, by: (i) each stockholder who is known by the Company to beneficially own in excess of 5% of the outstanding shares of common stock; (ii) each director; and (iii) the Company's Chief Executive Officer, President and Chief Financial Officer.


                                                        AMOUNT AND
                                                        NATURE OF
TITLE OF               NAME AND ADDRESS                 BENEFICIAL           PERCENTAGE
CLASS                  OF BENEFICIAL OWNER              OWNERSHIP            OF CLASS
--------               -------------------              -----------          -----------
Common stock,          Concord Effekten AG              1,304,133(1)            8.7%
 par value             9, 60311 Frankfurt, Germany
 $0.10 per share

Common stock,          MFC Bancorp Ltd.                 1,304,233(2)            8.7%
 par value             Floor 21, Millennium Tower
 $0.10 per share       Handelskai 94-96, A-1200,
                       Vienna, Austria

Common stock,          Jim Fukushima
 par value             17660 Irvine Blvd. Ste. 20       1,206,800(3)            7.9%
 $0.10 per share       Tustin, CA 92780

Common stock,          Marcus R. Rowan                  1,195,500(4)           7.5%
 par value             11770 Bernardo Plaza Ct.,
 $0.10 per share       Suite 351
                       San Diego, CA 92128

Common stock,          Lloyd I. Miller III                863,500(5)            5.8%
 par value             4550 Gordon Dr.
 $0.10 per share       Naples, Florida  34102

Common stock,          Mark C. Myers                     378,000(6)             2.5%
 par value             11770 Bernardo Plaza Ct.,
 $0.10 per share       Suite 351
                       San Diego, CA 92128

Common stock,          Jeffrey B. Weinress              120,313(7)              0.8%
 par value             11770 Bernardo Plaza Ct.,
 $0.10 per share       Suite 351
                       San Diego, CA 92128

Common stock,          Dr. James R. Gavin               155,000(8)              1.0%
 par value             11300 Sorrento Valley Rd.,
 $0.10 per share       Suite 255
                       San Diego, CA 92121

Common stock,          Harry P. Yergey                   7,000(9)               0%
 par value             1230 Peachtree Street NE
 $0.10 per share       Atlanta, GA 30309

Common stock,          All executive officers and      1,855,813(10)            11.1%
 par value             directors as a group
 $0.10 per share       (5 persons)


---------------

(1) These are the same shares deemed to be beneficially owned by MFC (see note 2) pursuant to an agreement under which Concord granted MFC the voting rights over these shares for the Annual Meeting. Concord retains investment control over the shares. Any two of Concord board members Thomas Stewens, Bernd Groebler and Dirk Schaper, acting together, have the authority to vote or sell Concord's shares of Equidyne. See Annex III for a description of the terms of the agreement.

(2) Except for 100 shares owned of record by MFC, these are the same shares beneficially owned by Concord and over which Concord retains investment control (see note 1). Michael Smith or Roy Zanatta, each of whom is an executive officer of MFC, will exercise voting control over the shares at the Annual Meeting pursuant to his appointment as proxy. Except for an option to purchase 485,844 of these shares from Concord for an exercise price of $0.45 per share, MFC has no economic interest in the Equidyne shares owned by Concord. See Annex III for a description of the terms of the agreement pursuant to which Concord granted MFC the voting rights over these shares.

(3) This figure was reported in the Preliminary Management Proxy. According to the Preliminary Management Proxy, this figure includes presently exercisable options to purchase 307,000 shares of common stock.

(4) This figure was reported in the Preliminary Management Proxy. According to the Preliminary Management Proxy, this figure includes presently exercisable options to purchase 1,047,000 shares of common stock.

(5) This figure is taken from a Schedule 13G filed by Mr. Miller on January 17, 2003. According to the Schedule 13G, Mr. Miller shares dispositive and voting power with respect to 361,600 shares of common stock.

(6) This figure was reported in the Preliminary Management Proxy. According to the Preliminary Management Proxy, this figure consists of presently exercisable options to purchase 378,000 shares of common stock.

(7) This figure was reported in the Preliminary Management Proxy. According to the Preliminary Management Proxy, this figure includes presently exercisable options to purchase 120,313 shares of common stock.

(8) This figure was reported in the Preliminary Management Proxy. According to the Preliminary Management Proxy, this figure includes presently exercisable options to purchase 155,000 shares of common stock.

(9) This figure was reported in the Preliminary Management Proxy. According to the Preliminary Management Proxy, this figure includes presently exercisable options to purchase 7,000 shares of common stock.

(10) This includes presently exercisable options and warrants for common stock as discussed in notes 4, 6, 7, 8 and 9 above. The Preliminary Management Proxy reports 1,856,113 shares for all executive officers and directors as a group. We cannot determine how Equidyne calculated this total.

                                    ANNEX III

                     INFORMATION CONCERNING MFC BANCORP LTD.
                              AND THE MFC NOMINEES

The following persons are or may be deemed to be participants (the "Participants," and each a "Participant") in the solicitation of proxies in support of electing the nominees of MFC to the board of directors of Equidyne:
(i) MFC; (ii) the MFC Nominees: Michael J. Smith, Roy Zanatta, Mark Steinley and Greg Elderkin; and (iii) Concord. Information set forth herein about each Participant was provided by that Participant.

MFC is a public corporation organized under the laws of the Yukon Territory, Canada, with its common shares quoted on the Nasdaq National Market and on the Frankfurt Stock Exchange. MFC operates in the financial services industry, specializing in merchant banking internationally, and has an address at Floor 21, Millennium Tower, Handelskai 94-96, A-1200, Vienna, Austria.

A description of each MFC Nominee, including his name, business address, age, present principal occupation and five-year business experience, is described in MFC's Proxy Statement under the heading "Information About the MFC Nominees."

                               SECURITY OWNERSHIP

The beneficial ownership of securities of Equidyne by the Participants is described in the following table. No Participant and no associate of any Participant (within the meaning of Regulation 14A under the Securities Exchange Act of 1934, as amended) beneficially owns any securities of Equidyne other than common stock as described in the following table. No Participant beneficially owns any securities of any parent or subsidiary of Equidyne. No Participant has record but not beneficial ownership with respect to any securities of Equidyne.

                        APPROXIMATE  SHARES
                        BENEFICIALLY  OWNED         PERCENTAGE OF CLASS
NAME                    COMMON STOCK                COMMON STOCK
----                    --------------------        -------------------
MFC Bancorp Ltd.(1)        1,304,233(2)                     8.7%
Concord Effekten AG        1,304,133(3)                     8.7%

----------------
(1) MFC is a public corporation with its common shares quoted on the Nasdaq National Market and on the Frankfurt Stock Exchange. Based solely upon public records and filings, Peter Kellogg directly and/or indirectly owns approximately 25% of the common shares of MFC. Mr. Kellogg disclaims beneficial ownership of approximately 92% of such common shares.

(2) MFC owns 100 common shares of Equidyne directly and has the right to vote 1,304,133 common shares of Equidyne pursuant to an agreement with Concord. Other than MFC's option to purchase 485,844 of these shares from Concord for an exercise price of $0.45 per share, MFC has no economic interest in the Equidyne shares owned by Concord. See below for a description of the terms of such agreement.

(3) Concord has granted MFC the right to vote such shares pursuant to an agreement dated April 30, 2003. This figure is taken from a Schedule 13D/A filed on May 9, 2003 by Concord.

                                      III-1

                       TRANSACTIONS IN EQUIDYNE SECURITIES

Other than the transactions described below, no Participant has purchased or sold any securities of Equidyne in the past two years.

                        TRANSACTIONS IN SECURITIES BY MFC

DATE OF TRANSACTION         NATURE OF TRANSACTION
-------------------         ---------------------
January  30,  2003          Purchased  100  shares  of  Equidyne  common  stock

April  30,  2003            Acquired,  among other things, the  right  to  vote
                            1,304,133  shares  of  Equidyne  common  stock owned
                            by  Concord(1)
---------------
(1) On April 30, 2003, MFC and Concord entered into an agreement pursuant to which Concord agreed that, with relation to the Annual Meeting of stockholders of Equidyne and any other meeting of the Company or any adjournment or postponement held prior to June 30, 2004, Concord would provide to MFC, upon request, any proxies or otherwise take such actions as may be required or desirable to vote the common stock of Equidyne owned by Concord at the time of such meeting in favor of any nominees for election as directors of Equidyne put forth by MFC and otherwise vote such common stock as directed by MFC with respect to any proposal before the stockholders of the Company. In addition to being granted the voting rights over the shares held by Concord, MFC was also granted an option to purchase up to 485,844 of the shares held by Concord which option is exercisable at any time until earlier of the date that is 60 days after the date of the Annual Meeting and August 31, 2003 for an exercise price of $0.45 per share. MFC was also granted a right of first refusal pursuant to and for the term of the agreement to purchase all, but not less than all, of any shares which Concord proposes to sell to an arm's length purchaser.


                      TRANSACTIONS IN SECURITIES BY CONCORD

DATE OF TRANSACTION             NATURE OF TRANSACTION
-------------------             ---------------------
January 10, 2002                Sold 5,400 shares of Equidyne common stock
January 15, 2002                Sold 4,400 shares of Equidyne common stock
January 16, 2002                Purchased 4,400 shares of Equidyne common stock
January 17, 2002                Sold 22,200 shares of Equidyne common stock
January 23, 2002                Sold 3,800 shares of Equidyne common stock
February 5, 2002                Sold 10,000 shares of Equidyne common stock
July 9, 2002                    Sold 10,000 shares of Equidyne common stock
July 10, 2002                   Purchased 10,000 shares of Equidyne common stock
July 11, 2002                   Sold 3,700 shares of Equidyne common stock
July 11, 2002                   Purchased 3,700 shares of Equidyne common stock
March 19, 2003                  Sold 20,000 shares of Equidyne common stock
March 21, 2003                  Sold 30,000 shares of Equidyne common stock
March 21, 2003                  Sold 50,000 shares of Equidyne common stock
April 9, 2003                   Sold 12,000 shares of Equidyne common stock


                                      III-2

                    ARRANGEMENTS, INTERESTS AND TRANSACTIONS

(a) Except for the shares of Equidyne common stock owned beneficially and/or of record by MFC, none of the MFC Nominees or, to the knowledge of MFC, any other Participant or any associate of MFC or the MFC Nominees directly or indirectly owns any securities of Equidyne or any subsidiary of Equidyne beneficially or of record, has the right to acquire beneficial ownership within 60 days, or has purchased or sold such securities within the past two years.

(b)     None  of  the  MFC  Nominees  or,  to  the  knowledge  of MFC, any other
Participant has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the Annual Meeting, except for the election of directors.

(c) Except for the agreement between MFC and Concord dated April 30, 2003 giving MFC the right to vote 1,304,133 shares of Equidyne common stock owned by Concord, a copy of which is attached as an exhibit to MFC's Schedule 13D filed with the SEC on May 2, 2003, none of MFC, the MFC Nominees or, to the knowledge of MFC, any other Participant is, or within the past year has been, a party to any contract, arrangement or understanding with any person with respect to any securities of Equidyne. Under this agreement, MFC also has the option to purchase up to 485,844 shares of common stock of Equidyne.

(d) None of the MFC Nominees or, to the knowledge of MFC, any other Participant, has engaged in any transaction or series of transactions since the beginning of Equidyne's last fiscal year, or has currently proposed any transaction, to which Equidyne or any of its subsidiaries is a party, where the amount involved exceeded $60,000.

(e) None of the MFC Nominees or, to the knowledge of MFC, any other Participant, has been indebted to Equidyne or any of its subsidiaries at any time since the beginning of Equidyne's last fiscal year.

(f) None of the MFC Nominees or, to the knowledge of MFC, any other Participant, has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) during the last ten years.

(g) There are no material pending legal proceedings in which any of the MFC Nominees or any of their associates or, to the knowledge of MFC, any other Participant, is a party adverse to Equidyne or any of its affiliates or in which any of the MFC Nominees or any of their associates or, to the knowledge of MFC, any other Participant, has an interest adverse to Equidyne of any of its affiliates.

(h) Except as set forth in this Proxy Statement, none of the MFC Nominees or, to the knowledge of MFC, any other Participant or any associate thereof has any arrangement or understanding with any person: (i) with respect to any future employment with Equidyne; or (ii) with respect to any future transactions to which Equidyne or any of the affiliates will or may be a party.

(i)     None  of  the  MFC  Nominees  or,  to  the  knowledge  of MFC, any other
Participant holds any position or office with Equidyne or any parent, subsidiary, or affiliate of Equidyne, and none of the MFC Nominees or, to the knowledge of MFC, any other Participant has ever served as a director of Equidyne or any parent, subsidiary, or affiliate of Equidyne.

                                      III-3

(j) None of the MFC Nominees or, to the knowledge of MFC, any other Participant has any family relationship, by blood, marriage, or adoption, to any director, executive officer, or person nominated or chosen by Equidyne to become a director or executive officer of Equidyne. During the last three fiscal years, no compensation was awarded to, earned by, or paid to MFC or, to the knowledge of MFC, any of the MFC Nominees or any other Participant by any person for any services rendered in any capacity to Equidyne or its subsidiaries.

(k) Except as set forth in this Proxy Statement, none of the MFC Nominees or, to the knowledge of MFC, any other Participant has any arrangement or understanding with any MFC Nominee or any other person pursuant to which the nominations were made, other than each MFC Nominee's consent to be nominated, to serve as a director if elected and to participate in our proxy solicitation.

(l) None of the MFC Nominees or, to the knowledge of MFC, any other Participant, is, or during the last fiscal year has been, an executive officer of, or owned of record or beneficially in excess of ten percent equity interest in, any business or professional entity that has made during Equidyne's last full fiscal year, or proposes to make during Equidyne's current fiscal year, payments to Equidyne or its subsidiaries for property or services in excess of five percent of Equidyne's consolidated gross revenues for its last full fiscal year or the other entity's consolidated gross revenues for its last full fiscal year.

(m) None of the MFC Nominees or, to the knowledge of MFC, any other Participant, is, or during the last fiscal year has been, an executive officer of, or owns, or during the last fiscal year has owned, of record or beneficially in excess of ten percent equity interest in any business or professional entity to which Equidyne or its subsidiaries has made during Equidyne's last full fiscal year, or proposes to make during Equidyne's current fiscal year, payments for property or services in excess of five percent of: (i) Equidyne's consolidated gross revenues for its last full fiscal year; or (ii) the other entity's consolidated gross revenues for its last full fiscal year.

(n) None of the MFC Nominees or, to the knowledge of MFC, any other Participant, is, or during the last fiscal year has been, an executive officer of, or owns, or during the last fiscal year has owned, of record or beneficially in excess of ten percent equity interest in, any business or professional entity to which Equidyne or its subsidiaries was indebted at the end of the Equidyne's last full fiscal year in an aggregate amount in excess of five percent of Equidyne's total consolidated assets at the end of such fiscal year.

(o)     None  of  the  MFC  Nominees  or,  to  the  knowledge  of MFC, any other
Participant, is, or during the last fiscal year has been, a member of, or of counsel to, a law firm that Equidyne has retained during the last fiscal year or proposes to retain during the current fiscal year.

(p) None of the MFC Nominees or, to the knowledge of MFC, any other Participant, is, or during the last fiscal year has been, a partner or executive officer of any investment banking firm that has performed services for Equidyne during the last fiscal year or that Equidyne proposes to have perform services during the current year.

(q) None of the MFC Nominees or, to the knowledge of MFC, any other Participant, has any other relationships that MFC is aware of between the MFC Nominee and Equidyne that are

                                      III-4
substantially similar in nature and scope to those relationships listed in paragraphs (l) through (p).

The information concerning Equidyne and Concord contained in this Annex has been taken from, and is based upon, publicly available information, including
Equidyne's  press  releases  and  its  public  filings  with  the  SEC.

MFC has or may be deemed to have interests in the solicitation of proxies in support of the MFC Nominees from its beneficial ownership of the common stock of Equidyne. The MFC Nominees may also have an interest in the solicitation through the forms of compensation described in the Proxy Statement.

                                      III-5

YOUR  VOTE  IS  IMPORTANT,  NO  MATTER  HOW  MANY  OR  HOW  FEW  SHARES YOU OWN.

1. If your shares are registered in your own name, please sign, date and mail the enclosed GREEN Proxy Card to Georgeson Shareholder Communications Inc. in the postage paid envelope provided today.
2. If your shares are held in the name of a brokerage firm, bank nominee or other institution, only it can sign a GREEN Proxy Card with respect to your shares and only after receiving your specific instructions. Accordingly, please sign, date and mail the enclosed GREEN Proxy Card in the postage-paid envelope provided, and to ensure that your shares are voted, you should also contact the person responsible for your account and give instructions for a GREEN Proxy Card to be issued representing your shares.
3. After signing the enclosed GREEN Proxy Card do not sign or return the White proxy card. Remember - only your latest dated proxy will determine how your shares are to be voted at the meeting. IF YOU VOTED A WHITE PROXY CARD AND WANT TO CHANGE YOUR VOTE, YOU CAN DO SO NOW BY SENDING IN THIS GREEN PROXY CARD.
4. If you have any questions or need further assistance in voting your shares, please contact our proxy solicitor.


                    GEORGESON SHAREHOLDER COMMUNICATIONS INC.
                           17 State Street, 10th Floor
                               New York, NY  10004
                    Banks, Brokers and Overseas Stockholders,
                    Telephone: (212) 440-9800 (Call Collect)
                  SHAREHOLDERS CALL TOLL FREE:  (877) 668-1646



                          PLEASE DETACH PROXY CARD HERE
------------------------------------------------------------------------------

                                   PROXY CARD

                     PROXY SOLICITATION BY MFC BANCORP LTD.
                      WITH RESPECT TO EQUIDYNE CORPORATION



The undersigned, a stockholder of record of Equidyne Corporation ("Equidyne") as of the close of business on July 14, 2003 (the "Record Date"), hereby constitutes and appoints Michael J. Smith, Roy Zanatta or Rene Randall and any of them jointly, or severally, each with the full power of substitution, to vote all shares of common stock of which the undersigned would be entitled to vote at the annual meeting of stockholders of Equidyne to be held on September 9, 2003, and at any adjournments, postponements, continuances or rescheduling thereof (the "Annual Meeting"), hereby revoking any proxy or proxies heretofore given and ratifying or confirming all that said proxy or proxies may do or cause to be done by virtue thereof with respect to the matters on the reverse side of this proxy card.

The undersigned hereby revokes any other proxy or proxies heretofore given to vote or act with respect to the shares of common stock of Equidyne held by the undersigned, and hereby ratifies and confirms all actions the herein named proxies, their substitutes, or any of them may lawfully take by virtue hereof.

IF PROPERLY EXECUTED, THIS PROXY CARD WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED WITH RESPECT TO THE PROPOSALS, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL MFC NOMINEES, FOR PROPOSALS 2 AND 3, AND AGAINST PROPOSAL 4, EXCEPT THAT YOU WILL NOT BE DEEMED TO VOTE FOR THE ELECTION OF ANY
                                   ---
NOMINEE  WHOSE  NAME  IS  WRITTEN  IN  THE  SPACE  PROVIDED.

MFC BANCORP LTD. IS NOT AWARE OF ANY OTHER PROPOSALS TO BE BROUGHT BEFORE THE ANNUAL MEETING. HOWEVER, THE PROXIES NAMED ABOVE ARE AUTHORIZED TO VOTE, IN THEIR DISCRETION, UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF. MFC Bancorp Ltd. intends to distribute to the stockholders of the Company supplemental materials in the event that the current board of directors of Equidyne amends the Bylaws after the date of MFC Bancorp Ltd.'s definitive proxy statement (which amendment Proposal 2, if approved, would repeal).


                            CONTINUED ON REVERSE SIDE

                             YOUR VOTE IS IMPORTANT

                           PLEASE SIGN, DATE AND MAIL
                           YOUR GREEN PROXY CARD TODAY







                 TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE

------------------------------------------------------------------------------

[X]    PLEASE MARK
       VOTES  AS  IN
       THIS  EXAMPLE.

MFC  RECOMMENDS  STOCKHOLDERS  VOTE  FOR OUR NOMINEES AS SET FORTH BELOW AND FOR
                                     ---                                     ---
     PROPOSALS 2 AND 3

1. To elect Michael J. Smith, Roy Zanatta, Mark Steinley and Greg Elderkin (the "MFC Nominees") to serve as the directors of Equidyne until their respective successors are duly elected and qualified or their earlier resignation or removal.

    FOR   [  ]         WITHHOLD  [  ]
    all nominees       AUTHORITY
    (except as
    indicated)

MFC  NOMINEES:  Michael  J. Smith, Roy Zanatta, Mark Steinley and Greg Elderkin.

INSTRUCTION: IF YOU WISH TO VOTE FOR THE ELECTION OF CERTAIN OF THE PERSONS NAMED ABOVE, BUT NOT ALL OF THEM, CHECK THE "FOR" BOX ABOVE AND WRITE THE NAME OF EACH SUCH PERSON YOU DO NOT WISH ELECTED IN THE FOLLOWING SPACE:
                                 ---

--------------------------------------------------------------------------------

2. RESOLVED, that each and every provision of the Amended and Restated Bylaws of Equidyne Corporation adopted on or after May 1, 2003 and prior to the adoption of this resolution is hereby repealed.


    FOR   [  ]      AGAINST   [  ]      ABSTAIN   [  ]



3. To ratify the appointment of KBA Group LLP as Equidyne's independent accountants for fiscal 2003.

    FOR   [  ]      AGAINST   [  ]      ABSTAIN   [  ]

MFC  RECOMMENDS  STOCKHOLDERS  VOTE  AGAINST  PROPOSAL  4
                                     -------

4. To grant Equidnye's management the authority to adjourn the Annual Meeting to solicit additional proxies.

    FOR   [  ]      AGAINST   [  ]      ABSTAIN   [  ]

                               In  order for your proxy to be valid,
                               it must be dated. Please mark, sign, date and mail your proxy promptly in the enclosed postage-paid envelope.

                               Dated
                                      ---------------------------------
                               Print  Name
                                            ---------------------------
                               Signature(s)
                                             --------------------------
                               Signature(s)
                                             --------------------------
                               Authority
                                           ----------------------------
                               Please sign exactly as the name appears on the stock certificate or on the attached label. If the shares are held by joint tenants, both should sign. In the case of joint owners, each joint owner must sign. When signing as attorney, executor, administrator, trustee, guardian, corporate officer, etc., please give full title.